EXHIBIT 99.1

Media Contact	Investor Relations
Vicki Contavespi	Jessica Bartlow
T+ 1.571.209.7660	T+ 1.703.678.2114
vicki.contavespi@icxt.com	jessica.bartlow@icxt.com

ICX TECHNOLOGIES REPORTS FOURTH-QUARTER AND YEAR-END 2008 RESULTS

Record revenues, and second consecutive profitable quarter

Arlington, Va. (Mar. 19, 2009) – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the fourth quarter and full year ended Dec. 31, 2008.

Fourth-Quarter Financials

For the quarter ended Dec. 31, 2008, the Company reported revenues of $53.1 million, compared to $41.5 million for the quarter ended Dec. 31, 2007, representing a 28 percent increase year-over-year. The Company also achieved its second consecutive positive quarter, showing adjusted EBITDA profits of $2.4 million, an improvement of $4.7 million over the fourth quarter loss in 2007. Funded backlog increased to $94 million at the end of 2008, up 114 percent from the $44 million reported last year.

Growth was driven by high demand in government markets for the Company’s surveillance and solutions business offerings.

“We are proud that, in what is a tough environment for many, we continue our strong organic growth with record revenues and record adjusted EBITDA based on strong demand for our sensors and solutions. While the change in administration pushed out some of our revenues, we view that as temporary, and were able to partially make it up through tight cost control and increased operational synergies,” remarked Hans Kobler, ICx Chairman and CEO.

“We go into 2009 with a record beginning-of-the-year backlog, a strong position and pipeline on several strategically important programs, and confined exposure to the commercial markets. We believe we are well positioned to benefit from both the pent-up demand from the change in administration as well as the incoming stimulus funds. While we are taking a conservative stand in predicting the impact of those funds, we are continuing to adjust our operating costs accordingly to strengthen our overall position and target adjusted EBITDA profitability for the year.”

Key Fourth-Quarter Highlights

•

ICx started development under the J2 program to provide the joint forces with an advanced tool kit for future CBRNE reconnaissance teams. The Company is evaluating expansion options in the Baltimore area to better serve this program, which has a contract value of up to $711 million.

•

ICx won JFPASS, a $9 million fully funded development program to provide the joint forces with the next generation of integrated force protection systems, and launched its first successful test at Eglin Air Force base.

•

ICx Analytical Instruments won a multi-year design and development contract for next generation mass spectroscopy sensors with the South Korean military. The contract will initially be for a $2 million, two-year design and development phase followed by multi-year procurement of up to $40 million in total.

•

ICx Transportation won a $12 million contract with Caltrans to provide an advanced fog warning and detection system for a 13-mile stretch on Highway 99 near Fresno. The system will rely on ICx sensor fusion software and will also leverage solar and green power technologies to support the system.

•	ICx Solutions, fueled by the success of our Transportation business, grew its revenues by 58 percent year-over-year and achieved a record quarter with $11.7 million in sales.
•	ICx Surveillance continued its strong performance on the BETSS-C program, resulting in record sales of $19.1 million, a 49 percent increase over the same quarter in the prior year.
•

ICx Detection was impacted by delays in government business, in particular the DHS market, which we partially attribute to the change in administration, and achieved sales of $22.3 million, a 5 percent decrease over the same quarter in the prior year.

•	With the success of our program efforts with DoD, DHS and the Transportation markets our unfunded backlog increased to $508 million.

Year-End Financial Results

For the year ended Dec. 31, 2008, the Company’s revenue grew by 26 percent to $171.7 million, as compared to $136.2 million last year. Adjusted EBITDA loss for 2008 was ($7.6) million, an improvement by $8.4 million over the ($16.0) million loss last year.

Revenue and Earnings Outlook for 2009

ICx also announced today guidance for 2009. Considering the current market conditions and possible delays associated with the change of administration and roll-out of the stimulus package, the Company takes a conservative stance on growth and expects revenue in 2009 to be in the range of $196 million to $206 million, reflecting organic growth of between 14 percent and 20 percent as compared with 2008, and resulting adjusted EBITDA in the range of $2 to $7 million.

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter on March 19, 2009 at 4:30 p.m. eastern time.

Participants should call, toll-free, 888-438-5535 (United States/Canada), or 719-457-2643, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 719-457-0820 (United States/Canada), or call toll-free at 888-203-1112 and enter confirmation code 4328209. The recording will be available from 7:30 p.m. (ET) on Thursday, Mar. 19, 2009, through midnight, Mar. 31, 2009 (ET). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time including a cleaner environment, alternative energy and life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for fiscal 2009; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, minus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(dollars in thousands, except per share amounts)

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Product revenues	$21,371	$31,210	$90,877	$90,917
Contract research and development revenues	10,235	6,216	40,887	30,699
Custom, service, maintenance and other revenues	21,478	4,116	39,975	14,546

Total revenues	53,084	41,542	171,739	136,162

Cost of revenues:
Cost of product revenues	10,161	13,935	43,428	42,993
Cost of contract research and development revenues	8,941	3,740	29,339	20,641
Cost of custom, service, maintenance and other revenues	15,826	3,737	27,797	10,563

Total cost of revenue	34,928	21,412	100,564	74,197

Gross profit	18,156	20,130	71,175	61,965

Operating expenses:
General and administrative	7,186	11,713	32,551	39,786
Sales and marketing	6,448	7,063	30,156	24,066
Research and development	3,584	5,928	21,756	20,619
Depreciation and amortization	3,345	3,612	13,605	13,852

Total operating expenses	20,563	28,316	98,068	98,323

Operating loss	(2,407)	(8,186)	(26,893)	(36,358)

Other income (expense):
Interest income	131	384	998	833
Interest expense	(17)	(184)	(65)	(639)
Other, net	174	(509)	(92)	(381)

Total other income (expense)	288	(309)	841	(187)

Loss before income taxes	(2,119)	(8,495)	(26,052)	(36,545)
Income tax expense (benefit)	(90)	(207)	(14)	(1,114)

Loss from continuing operations	$(2,029)	$(8,288)	$(26,038)	$(35,431)
Loss on discontinued operations, net of tax	—	—	—	(1,301)
(Loss) gain on sale of discontinued operations, net of tax	—	1,678	(903)	6,821

Net loss	$(2,029)	$(6,610)	$(26,941)	$(29,911)

Other comprehensive income
Foreign currency translation adjustment, net of tax	221	287	(140)	1,862

Comprehensive loss	$(1,808)	$(6,323)	$(27,081)	$(28,049)

Net loss	$(2,029)	$(6,610)	$(26,941)	$(29,911)
Less: Preferred stock dividends including accretion	—	1,018	—	8,402

Net loss attributable to common stockholders	$(2,029)	$(7,628)	$(26,941)	$(38,313)

Net loss per common share
Basic and diluted	$(0.06)	$(0.32)	$(0.79)	$(2.85)

Reconciliation of Non-GAAP Measure:
Net loss	$(2,029)	$(6,610)	$(26,941)	$(29,911)
Add (subtract)
(Gain) loss from discontinued operations	—	(1,678)	903	(5,520)
Income tax expense (benefit)	(90)	(207)	(14)	(1,114)
Interest income	(131)	(384)	(998)	(833)
Interest expense	17	184	65	639
Depreciation and amortization	3,345	3,612	13,605	13,852
Stock-based compensation expense	1,240	2,772	5,741	6,882

Adjusted EBITDA	$2,352	$(2,311)	$(7,639)	$(16,005)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$38,782	$64,636
Trade accounts receivable, net	37,101	30,724
Inventories	26,230	18,305
Other current assets	13,657	12,820

Total current assets	115,770	126,485
Property, plant and equipment, net	10,914	9,526
Goodwill and intangibles, net	89,871	93,794
Other noncurrent assets	2,743	2,025

Total assets	$219,298	$231,830

Liabilities and Stockholders' Equity
Current liabilities	$39,026	$31,031
Noncurrent liabilities	2,465	2,395

Total liabilities	41,491	33,426

Total stockholders' equity	177,807	198,404

Total liabilities and stockholders' equity	$219,298	$231,830

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Detection
Product revenue	$12,076	$17,305	$55,352	$49,905
Contract research and development revenue	9,559	5,281	33,702	27,915
Custom, service, maintenance and other revenue	650	918	2,079	1,215

Total revenue	$22,285	$23,504	$91,133	$79,035
Gross profit %	38.2%	48.3%	46.9%	45.6%

Surveillance
Product revenue	$7,004	$11,456	$26,226	$33,253
Contract research and development revenue	220	935	6,523	2,784
Custom, service, maintenance and other revenue	11,909	415	18,301	2,405

Total revenue	$19,133	$12,806	$51,050	$38,442
Gross profit %	32.1%	53.3%	35.4%	48.6%

Solutions
Product revenue	$2,291	$2,449	$9,299	$7,759
Contract research and development revenue	456	—	662	—
Custom, service, maintenance and other revenue	8,919	2,784	19,595	10,925

Total revenue	$11,666	$5,233	$29,556	$18,684
Gross profit %	30.1%	37.1%	35.0%	38.7%